EXHIBIT 99
PRESS RELEASE DATED September 15, 2010
Company Contact:
Steven M. Klein
Chief Financial Officer
Tel: (732) 499-7200 ext. 2510
NORTHFIELD BANCORP, INC. COMMENCES
SYNDICATED COMMUNITY OFFERING
AND INCREASES PURCHASE LIMITATIONS
Avenel, New Jersey, September 15, 2010 — Northfield Bancorp, Inc. (NasdaqGS: NFBK-News), a federal corporation and the stock holding company for Northfield Bank, announced today that Northfield Bancorp, Inc., the recently formed Delaware corporation and proposed new holding company for Northfield Bank, has commenced the syndicated community offering portion of the second-step conversion to sell shares of common stock not subscribed for in the subscription offering or the community offering. The syndicated community offering is being conducted through a syndicate of broker-dealers managed by Sandler O’Neill & Partners, L.P., the sole book-running manager for the syndicated community offering, and Keefe, Bruyette & Woods, Inc., the co-manager for the syndicated community offering. The syndicated community offering will be conducted on a best efforts basis, and Sandler O’Neill & Partners, L.P. and Keefe, Bruyette & Woods, Inc. are not required to purchase any shares of common stock in the syndicated community offering.
In addition, Northfield Bancorp, Inc. has filed prospectus supplements with the Securities and Exchange Commission increasing the maximum purchase limitation for individual purchasers and for purchasers associated or acting together with others from 300,000 shares to 5% of the shares sold in the offering. The purchase limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.
Consistent with the prospectus dated August 9, 2010, the only persons who will be resolicited are those who subscribed for the maximum purchase limit in the subscription offering. Northfield Bancorp, Inc. has also extended the community offering portion of the second-step conversion to 1:00 p.m., Friday, September 17, 2010.
The completion of the conversion and offering is subject to, among other things, selling a minimum of 26,350,000 shares in the offering, the approval of the Plan of Conversion and Reorganization by the members of Northfield Bancorp, MHC (depositors of Northfield Bank) and the stockholders of Northfield Bancorp, Inc. (the federal corporation) at special meetings to be held September 27, 2010 and the receipt of all necessary final regulatory approvals.
This press release contains certain forward-looking statements about the conversion and reorganization. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the transactions contemplated by the Plan of Conversion and Reorganization, difficulties in selling the conversion stock or in selling the conversion stock within the expected time frame, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which Northfield Bancorp, Inc. and its subsidiaries are engaged.
A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of any resolicited subscribers in the subscription offering, an accompanying stock order form).
Northfield Bancorp, Inc. has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Stockholders of Northfield Bancorp, Inc., the federal corporation, are urged to read the proxy statement/prospectus because it contains important information. Stockholders and investors are able to obtain all documents filed with the Securities and Exchange Commission by Northfield Bancorp, Inc. free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Northfield Bancorp, Inc. are available free of charge from the Corporate Secretary of Northfield Bancorp, Inc. at 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, Attention: Corporate Secretary.
The directors, executive officers, and certain other members of management and employees of Northfield Bancorp, Inc. are participants in the solicitation of proxies in favor of the conversion from the stockholders of Northfield Bancorp, Inc. Information about the directors and executive officers of Northfield Bancorp, Inc. is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.
The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.